                                                                  EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated March 27, 1997, on the consolidated balance sheets of Jordan Industries, Inc. as of December 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 1996; our report, dated April 10, 1996, on the combined balance sheet of Viewsonics, Inc. and Shanghai Viewsonics Electronic Co., Ltd. as of December 31, 1995, and the related combined statements of income, stockholder's equity, and cash flows for the year then ended; in the Registration Statement (Form S-4 No. 333-34529) and related Prospectus of Jordan Industries, Inc. for the registration of $120,000,000 of 10 3/8% Series B Senior Notes due 2007 and $213,635,725 of 11 3/4% Series B Senior Subordinated Discount Debentures due 2009.

                                            Ernst & Young LLP
Chicago, Illinois
September 8, 1997

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our report, dated March 27, 1997, on the consolidated financial statement schedule of Jordan Industries, Inc. as of December 31, 1995 and 1996 and for the three years in the period ended December 31, 1996, in the Registration Statement (Form S-4 No. 333-34529) and related Prospectus of Jordan Industries, Inc. for the registration of $120,000,000 of 10 3/8% Series B Senior Notes due 2007 and $213,635,725 of 11 3/4% Series B Senior Subordinated Discount Debentures due 2009.

                                            Ernst & Young LLP
Chicago, Illinois
September 8, 1997